AGREEMENT OF PLEDGE OF A PATENT
 Saint-Petersburg ________________, 2002

 Saint - Petersburg commercial bank "Tavrichesky"
 (open joint-stock company), a legal entity under
 legislation of the Russian Federation, hereinafter
 referred to as "the Plegee", represented by Head of
 the Credit Department Skaruk Vladimir Pavlovitch,
 acting on the basis of the Power of Attorney No 54
 of November 23, 2000, on the one hand, and
 "ENER1 USD INCORPORATED", a legal entity under
 legislation of the United States of America,
 hereinafter referred to as "the Pledger",
 represented by Director of the Corporation Mike Zoi,
 acting on the basis of the Charter, on the other
 hand, have concluded the present Agreement as
 follows:

                1. SUBJECT OF THE AGREEMENT
 1.1 The Pledger leaves a pledge with the Pledgee as
 a guarantee of the credit repayment under the Credit
 Agreement No. 45/KB-2002 of August 20, 2002

 1.2. The subject of the pledge is the patent No.
 PCT 45293A. Issue date: March 15, 2002, International
 PCT Application: No.-DNO/UA02/00043, Priority date:
 December 11, 2001
 hereinafter called as "the Subject of Pledge")
 for Measurement Method of an Ionic Conductivity of
 Solid Electrolytes.

 1.3. The appraisal of the subject of pledge makes
 1,200,000.00 (One million two hundred thousand)
 roubles.

               2. RIGHTS AND OBLIGATION OF THE PARTIES
 2.1. The Pledger undertakes:
  o Not to repawn the pledged Subject of pledge
           under the present Agreement;
  o Not to carry out actions that might cause
           reducing of sum that is due to be paid to
           the Plegee;
  o To change the subject of pledge only on the
           consent of the Plegee.

  2.2 The Pledger is responsible for inadequate
  execution of obligations under the present Agreement
  in compliance with the current legislation.

  2.3. In case of the infringement of clause 2.1. the
  Pledger is to pay the penalty at a rate of 0,1
  (point one) percent charged on the sum of the
  indebtedness per every day of delay. Payment of the
  penalty and refund of losses in case of default of
  obligations stipulated in clause 2.1. of the present
  Agreement, do not free the Pledger from the
  fulfillment of his obligations under the present
  Agreement.

  2.4. The Pledger confirms that the subject of the
  Agreement is free from pledge (other obligations) in
  respect of other creditors, is not under arrest and
  it is not the subject of dispute.

  2.5. The Plegee has the right:
 o To claim in the arbitration court rights to
          the Subject of pledge under the present
          Credit Agreement No. 45/KB-2002 of August
          20, 2002 in case of full or partial default
          (inadequate execution) of the Pledger's
          obligations independently of the approach
          of the terms of obligations fulfillment
          under the Agreement guaranteed by a pledge;
  o To claim to the pledge without appealing to
          the juridical bodies in case of default
          (inadequate execution) of the Borrower's
          obligations under the Credit Agreement No.
          45/KB-2002 of August 20, 2002 (clause 1).

                   3. VALIDITY OF THE AGREEMENT
 3.1. The present Agreement comes in force from the
 date of its signing and is valid till the complete
 fulfillment of the Borrower of his obligations under
 the Credit Agreement No. 45/KB-2002 of August 20,
 2002.

 3.2. Change and termination of the Agreement ahead
 of schedule is possible under the consent of the
 Parties.

                           4. SETTLEMENT OF DISPUTES
 4.1. The Pledgee has the right to get compensation
 by means of the pledged assets in the indisputable
 order in cases and in the order stipulated by the
 present Agreement and the current legislation of the
 Russian Federation.

 4.2. The dispute arisen between the Parties under
 the present Agreement is subject to the settlement
 judicially according to the current legislation of
 the Russian Federation. The presence of dispute
 between the Parties is testified by the following:
 suing, official direction of the claim and written
 refusal of one of the Parties from the execution of
 its obligations under the present Agreement.

                     5. GOVERNING LAW
 5.1. In all the questions not arranged by the
 present Agreement, the Parties will be guided by the
 legislation of the Russian Federation and
 corresponding international agreements.

                 6. SPECIAL CONDITIONS
 6.1. All amendments and additions to the present
 Agreement are valid only in the case they are
 concluded in the writing form and are signed by the
 persons authorized to that by two Parties.

 6.2. In case of one of the Parties changes its the
 location, post or bank details, it is obliged to
 inform the other Party of it immediately.

 6.3. The present Agreement is made in 2 (two)
 copies, one for each of the Parties, having
 identical force.

 6.4. The present Agreement is an integral part of
 the Credit Agreement No.45/KB-2002 of August 20,
 2002.

                7. DETAILS OF THE PARTIES
 The Plegee:

 Saint - Petesburg commercial bank "Tavrichesky"
 (open joint-stock company)

 Address: 39, Radischeva street, Saint- Petersburg,
 Russia, 191123
 Corr. Account: 30101810700000000877in CRKC GU CB RF
 in Saint-Petersburg,
 BIC 044030877
 INN 7831000108

 The Pledger:
 ENER1 USA INCORPORATED

 550, W. Cypress Creek Road, Suite 120, Ft.
 Lauderdale Florida, 33309
 INN 00006
 KPP 783585001
 Account No 40807840800000002601 in bank
 "Tavrichesky" (open joint-stock company)

              8. SIGNATURES OF THE PARTIES

  Caeiaiaaoaeu/The Pledger:
 ENER1 USA INCORPORATED

 Aeoaeoio eioiioaoee/
 Director of the Corporation

__________________________________Iaee Cie
                                                                                Mr. Mike Zoi